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                                                                Exhibit 99(j)(2)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references made to our firm under the captions "Financial Highlights" in The Munder Equity Funds Class A, Class B, Class C, and Class II Shares; The Munder Funds Class Y Shares; and The Munder Funds Class K Shares Prospectuses and "Independent Auditors" and "Financial Statements" in The Munder Funds Statement of Additional Information included in Post-Effective Amendment No. 12 to the Registration Statement (Form N-1A, No. 33-15205) of The Munder Framlington Funds Trust.

We also consent to the incorporation by reference into The Munder Funds Statements of Additional Information of our reports dated August 15, 2000 with respect to the financial statements and financial highlights of the Munder Framlington Emerging Markets Fund, Munder Framlington Global Financial Services Fund, Munder Framlington Healthcare Fund and Munder Framlington International Growth Fund portfolios of The Munder Framlington Funds Trust, included in the annual reports of The Munder Funds.


                                                               /s/ Ernst & Young
                                                               -----------------
                                                               Ernst & Young LLP


Boston, Massachusetts
October 20, 2000